SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    September 29, 2009

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|__|	Written communications pursuant to Rule 425 under the Securities Act

|__|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|__|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|__|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On September 29th, 2009,  Perma-Fix Environmental Services, Inc. (“Perma-Fix”), Perma-Fix Northwest, Inc. (f/k/a Nuvotec USA, Inc.) (“Nuvotec”), Perma-Fix Northwest Richland, Inc. (f/k/a Pacific EcoSolutions, Inc.) (“PEcoS”), Nuvotrust Liquidation Trust, as the Representative, Nuvotrust Trustee, LLC, as Trustee of the Representative, Robert L. Ferguson (a current member of our Board of Directors) and William N. Lampson, as the Trustees, Rettig Osborne Forgette, LLP, as the Paying Agent, and the Bank of New York Company, Inc. as the Escrow Agent, entered into a Third Amendment to the Agreement and Plan of Merger, Second Amendment to the Paying Agent Agreement, and Termination of Escrow Agreement (the “Amendment”).  The Amendment amends the Agreement and Plan of Merger, dated April 27, 2007, as amended June 13, 2007 and November 18, 2008 (collectively, the “Merger Agreement”), and the Paying Agent Agreement, dated June 13, 2007, as amended November 18, 2008 (collectively, the “Paying Agent Agreement”), and terminates the Escrow Agreement, dated June 13, 2007 (the “Escrow Agreement”).  Each such agreement was originally entered into in connection with Perma-Fix’s acquisition of Nuvotec and PEcoS.

If certain revenue targets are met, the Merger Agreement requires Perma-Fix to pay an earn-out amount  to those parties that were shareholders of Nuvotec immediately prior to the acquisition of Nuvotec and PEcoS (“Prior Shareholders”), which includes Robert L. Ferguson.  The earn-out amount is calculated for each twelve month period ending June 30, 2008, to June 30, 2011, with the aggregate earn-out amount not to exceed $4,552,000.  Prior to the Amendment, the first $1,000,000 of the earn-out amount was to be deposited into an escrow account (“Escrow Account”) held by the Escrow Agent to satisfy any indemnification obligations to Perma-Fix of Nuvotec, PEcoS, and the Prior Shareholders, and the Escrow Account was to continue until two years after the date the first full $1,000,000 is deposited into the Escrow Account.

The Amendment terminates the Escrow Agreement and the Escrow Account, and further provides as follows:

•
No earn-out amounts were required to be paid for the twelve month period ended June 30, 2008.  On or before October 5, 2009, Perma-Fix will deposit with the Paying Agent the amount of $734,272 in full and complete satisfaction of Perma-Fix’s obligations to pay the earn-out amount with respect to the twelve month period ended June 30, 2009.  Perma-Fix delivered such payment to the Paying Agent on September 30, 2009.

•
Any indemnification obligations payable to Perma-Fix by Nuvotec, PEcoS, and the Prior Shareholders pursuant to the Merger Agreement will be deducted (“Offset Amount”) from any earn-out amounts payable by Perma-Fix for the twelve months ended June 30, 2010, and June 30, 2011.   The Offset Amount for the year ended June 30, 2010, will include the sum of $97,660, which is the amount of the excise tax assessment issued by the State of Washington for the annual periods 2005 to 2008.  The Offset Amount may be revised by the Company by written notice to the Representatives.

•
The Company may elect to pay any future earn-out amounts payable under the Merger Agreement for each of the twelve months ended June 30, 2010 and 2011, less the Offset Amount, in excess of $1,000,000 by means of a three year unsecured promissory note bearing an annual rate of 6%, payable in 36 equal monthly installments due on the 15th day of each months.

The Amendment is attached as Exhibit 99.1 to this report, and is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 of this report is hereby incorporated herein in this Item 1.02 by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1
Third Amendment to Agreement and Plan of Merger; Second Amendment to Paying Agent Agreement, and Termination of Escrow Agreement, dated September 29, 2009 by and among Perma-Fix Northwest, Inc. (f/k/a Nuvotec usa, Inc.); Perma-Fix Northwest Richland, Inc. (f/k/a Pacific EcoSolutions, Inc.); Perma-Fix Environmental Services, Inc.; Nuvotrust Liquidation Trust; Nuvotrust Trustee, LLC; Robert L. Ferguson, William N. Lampson; Rettig Osborne Forgette, LLP; and The Bank of New York Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 5, 2009

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato,
Vice President and Chief Financial Officer